UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 16, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	1-1200	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On February 16, 2007, EMVELCO Corp. (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with Marivaux Investments Limited, a company registered under the laws of Cyprus (“MIL”) and Fleminghouse Investments Limited (“FIL” and collectively with MIL, the “Buyers”). Pursuant to the Agreement, the Company sold and, the Buyers purchased, 100% of the Company’s interest in Navigator Informatika Rt. (“Navigator”), a wholly-owned subsidiary of the Company. The purchase price paid to the Company is US $3,200,000 in cash and the transfer to the Company of 622,531 shares of the Company for cancellation. The closing of the sale of Navigator occurred on February 16, 2007. Except for the fact that the Buyers were each shareholders of the Company prior to close, no material relationship exists between the Buyers and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

Navigator provides information technology outsourcing services in Hungary.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Information of Business Acquired

Not applicable.

(b)	Proforma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (to be filed by amendment)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2006 (to be filed by amendment)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2005 (to be filed by amendment)

(c)	Exhibits

Exhibit No.  Description

10.1	Sale and Purchase Agreement entered by and between Marivaux Investments Limited, Fleminghouse Investments Limited and EMVELCO Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By: /s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer

Date: February 20, 2007

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